UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2015

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

A. Schulman, Inc. (the “Company”) and A. Schulman Holdings S.a.r.l. (the “Foreign Borrower” and together with the Company, the “Borrowers”) entered into that certain Credit Agreement, dated as of June 1, 2015 (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan Europe Limited, as Global Agent, the lenders named in the Credit Agreement and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners and Joint Lead Arrangers.

The Credit Agreement provides for (i) a multicurrency revolving credit facility in the aggregate principal amount of up to $300 million (the “Revolving Facility”), (ii) a $200 million term loan A facility (the “Term Loan A Facility”), (iii) a $350 million U.S. term loan B facility (the “U.S. Term Loan B Facility”), (iv) a €145,000,000 term loan B facility (the “Euro Term Loan B Facility”) and (v) an expansion feature allowing the Company to incur additional revolving loans and/or term loans in an aggregate principal amount of up to (x) $250 million plus (y) additional amounts subject to certain terms and conditions (including compliance with a maximum leverage ratio) (the “Incremental Facility” and, together with the Revolving Facility, the U.S. Term Loan B Facility, the Euro Term Loan B Facility and the Term Loan A Facility, the “Credit Facility”). The proceeds of the Credit Facility were used, in part, to consummate the acquisition of HGGC Citadel Plastics Holdings, Inc. (“Citadel”), and will be used for general corporate purposes, including repayment of indebtedness, repurchase of certain of the Borrowers’ equity interests and financing of certain additional acquisitions. The Revolving Facility and Term Loan A Facility each mature on June 1, 2020, and the U.S. Term Loan B Facility and Euro Term Loan B Facility each mature on June 1, 2022.

Payment and performance under the Credit Facility is secured by a first priority security interest in substantially all of the assets of the Company and the Guarantors (as defined below).

The Credit Facility is jointly and severally guaranteed by each of the Company, A. Schulman S.a.r.l., ICO - Schulman LLC, ICO P&O, Inc., ICO Global Services, Inc., Bayshore Industrial, LLC, Citadel, HGGC Citadel Plastics Intermediate Holdings, Inc., Citadel Plastics Holdings, Inc., Citadel Intermediate Holdings, LLC, The Matrixx Group, Incorporated, Bulk Molding Compounds, Inc. and HPC Holdings, LLC (collectively, the “Guarantors”).

Borrowings under the Credit Agreement bear interest, at the Company’s option, either at an alternate base rate or a Eurocurrency rate, in each case as adjusted from time to time based upon the Company’s total leverage ratio. “Alternate base rate” means the greatest of three separate rates based upon a prime rate, a federal funds rate and an adjusted LIBO rate. “Eurocurrency rate” means either an adjusted LIBO rate or the rate determined by reference to the British Bankers’ Association Interest Settlement Rates (or successor thereto) for deposits in the currency in which the relevant borrowing is made.

The Credit Agreement contains certain covenants that, among other things, restrict the Company’s and its subsidiaries’ ability to incur indebtedness and grant liens other than certain types of permitted indebtedness and permitted liens. The Credit Agreement requires the Company and its subsidiaries to comply with various negative covenants that restrict their activities, subject to certain exceptions, including, but not limited to, limitations on liens and other encumbrances, the incurrence of debt, including intercompany debt, payment of dividends, redemptions and repurchases of capital stock, loans and investments, including joint ventures, capital expenditures, mergers, consolidations, acquisitions, asset dispositions, and transactions with affiliates.

The Revolving Facility and Term Loan A Facility also contain financial covenants with respect to minimum interest coverage and maximum total net leverage. Failure to meet such covenants could result in acceleration of payment obligations under the Revolving Facility and Term Loan A Facility, as well as the termination of the obligations of the lenders under the Revolving Credit Facility to make loans and extend credit under the Credit Agreement.

In addition, the Credit Facility requires the Company and its subsidiaries to comply with various affirmative covenants customary for financings of this type, subject to certain exceptions. The Credit Agreement contains various events of default, including but not limited to payment defaults, breaches of representations and warranties, noncompliance with covenants, failure of any guaranty or security document supporting the Company’s Credit Facility from being in full force and effect, “going concern” qualifications or exceptions to annual financials, bankruptcy related events of default, and change of control.

First Supplemental Indenture

In accordance with the terms of the Indenture, dated as of May 26, 2015 (the “Indenture”), by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), the Company and Citadel, HGGC Citadel Plastics Intermediate Holdings, Inc., Citadel Plastics Holdings, Inc., Citadel Intermediate Holdings, LLC, The Matrixx Group, Incorporated, Bulk Molding Compounds, Inc. and HPC Holdings, LLC (collectively, the “Citadel Guarantors”) and the Trustee entered into a First Supplemental Indenture to the Indenture, dated as of June 1, 2015 (the “First Supplemental Indenture”). Pursuant to the terms of the First Supplemental Indenture, the Citadel Guarantors agreed to, among other things, guarantee of all of the indebtedness of the Company outstanding under the Indenture.

Joinder to the Registration Rights Agreement

On June 1, 2015, in accordance with the terms of the Registration Rights Agreement, dated as of May 26, 2015 (the “Registration Rights Agreement”), among the Company, the guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers of the Company’s 6.875% senior notes due 2023 (the “Notes”), the Citadel Guarantors entered into a Joinder Agreement to the Registration Rights Agreement (the “Joinder Agreement”).

The foregoing summaries of the First Supplemental Indenture, the Joinder Agreement and the Credit Agreement are qualified in their entirety by reference to the full text of the First Supplemental Indenture, the Joinder Agreement and the Credit Agreement, copies of which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Company has various relationships with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as wells as certain of the other lenders under the Credit Agreement and/or other initial purchasers of the Notes. Certain of such lenders and/or initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the initial purchasers of the Notes or their respective affiliates have a lending relationship with the Company. These initial purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2015, the Company acquired all of the issued and outstanding shares of capital stock of Citadel for $800 million (the “Transaction”). The Transaction was consummated pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of March 15, 2015 (the “Agreement”), which Agreement was previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2015. Citadel is a North American specialty engineered plastics company that produces thermoset composites and thermoplastic compounds for specialty product applications. The foregoing description of the closing of the Transaction pursuant to the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 1, 2015, the Company issued a press release (the “Press Release”) announcing the consummation of the Transaction. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the Transaction described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item, with respect to the Transaction described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)	Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of March 15, 2015, by and among A. Schulman, Inc., Citadel, Citadel Plastics Holdings, LLC (in its capacity as the representative of the holders of securities of the company), and certain other individual persons (incorporated by reference from Exhibit 2.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on April 27, 2015 (Reg. No. 333-203670)).**

4.1	First Supplemental Indenture, dated as of June 1, 2015, by and among A. Schulman, Inc., the Citadel Guarantors and U.S. Bank National Association, as trustee.

4.2	Joinder to Registration Rights Agreement, dated as of June 1, 2015, by and among A. Schulman, Inc., the Citadel Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers.

10.1	Credit Agreement, dated as of June 1, 2015 by and among A. Schulman, Inc., A. Schulman S.a.r.l., and JPMorgan Chase Bank, N.A., as Administrative agent and J.P. Morgan Europe Limited as Global Agent, and the lenders named in the Credit Agreement.

99.1	Press Release, dated June 1, 2015.

**	Certain immaterial schedules and exhibits to this exhibit have been omitted pursuant to the provisions of Regulation S-K, Item 601(b)(2). A copy of any of the omitted schedules and exhibits will be furnished to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: June 3, 2015

Exhibit Index

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of March 15, 2015, by and among A. Schulman, Inc., Citadel, Citadel Plastics Holdings, LLC (in its capacity as the representative of the holders of securities of the company), and certain other individual persons (incorporated by reference from Exhibit 2.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on April 27, 2015 (Reg. No. 333-203670)).**

4.1	First Supplemental Indenture, dated as of June 1, 2015, by and among A. Schulman, Inc., the Citadel Guarantors and U.S. Bank National Association, as trustee.

4.2	Joinder to Registration Rights Agreement, dated as of June 1, 2015, by and among A. Schulman, Inc., the Citadel Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers.

10.1	Credit Agreement, dated as of June 1, 2015 by and among A. Schulman, Inc., A. Schulman S.a.r.l., and JPMorgan Chase Bank, N.A., as Administrative agent and J.P. Morgan Europe Limited as Global Agent, and the lenders named in the Credit Agreement.

99.1	Press Release, dated June 1, 2015.

**	Certain immaterial schedules and exhibits to this exhibit have been omitted pursuant to the provisions of Regulation S-K, Item 601(b)(2). A copy of any of the omitted schedules and exhibits will be furnished to the Commission upon request.